UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2013 (April 1, 2013)

NewLink Genetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35342	42-1491350
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2503 South Loop Drive Ames, IA		50010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (515) 296-5555

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)   Executive Officer Compensation and Equity Awards

On April 1, 2013, the Company's Board of Directors (the “Board”) reviewed and approved the 2013 corporate and individual performance objectives to be evaluated by the Compensation Committee in connection with the determination of 2013 bonus awards for the Company's "named executive officers," as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission (the "Officers").  The 2013 target bonus awards for the Officers are set forth on Exhibit 10.1 attached hereto and incorporated herein by reference.

The 2013 corporate goals for the year include completion of patient enrollment in the Company's HyperAcute Pancreas Phase 3 clinical trial, completion of the Biologic License Application ("BLA") Master Plan, meeting a specific target for patient enrollment in the Company's Indoximod Phase 2 studies and achieving corporate financial goals with respect to financing. Each Officer's performance goals include one or more of the corporate goals in addition to one or more separate individual goals not included in the corporate goals. Each Officer's 2013 bonus will be determined by multiplying a weighted average percentage of corporate goals achieved by the Company by the weighted average percentage of individual goals achieved by the Officer. The Board has reserved the flexibility to reward achievement in excess of corporate or individual objectives by awarding a bonus in excess of the target bonus amount.

Dr. Charles Link's performance goals for 2013 include the corporate goals pertaining to patient enrollment in the Company's HyperAcute Pancreas Phase 3 clinical trial, BLA Master Plan completion, patient enrollment in the Company's Indoximod Phase 2 studies and corporate financial goals with respect to financing, as well as a separate individual goal relating to hiring of additional personnel in specific roles. Dr. Vahanian's performance goals for 2013 include the corporate goals pertaining to patient enrollment in the Company's HyperAcute Pancreas Phase 3 clinical trial, patient enrollment in the Company's Indoximod Phase 2 studies and corporate financial goals with respect to financing, as well as a separate individual goal relating to specific achievements in the Company's manufacturing process for certain product candidates. Mr. Gordon Link's performance goals for 2013 include the corporate goal pertaining to corporate financial goals with respect to financing, as well as separate individual goals with respect to implementation of Enterprise Resource Planning (ERP) software, timely filing of required SEC filings and specified investor relations activities. Dr. Ramsey's performance goals for 2013 include the corporate goal pertaining to BLA Master Plan completion, as well as separate individual goals with respect to BLA meeting planning, filing of a specified number of Investigational New Drug Applications and establishing auditing systems in preparation for BLA completion.

Section 9 - Financial Statements and Exhibits

Item 9.01.             Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
10.1	2013 Target Bonus Awards

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:    April 5, 2013

NewLink Genetics Corporation

By:	/s/ Gordon H. Link, Jr.
Gordon H. Link, Jr.
Its:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	2013 Target Bonus Awards